Exhibit 99.1


        The DIRECTV Group Announces Third Quarter 2007 Results

    EL SEGUNDO, Calif.--(BUSINESS WIRE)--Nov. 7, 2007--The DIRECTV Group, Inc. (NYSE:DTV):



DIRECTV Group Revenues Increase 18% to Over $4.3 Billion
-- DIRECTV U.S. Revenues Increase 14% to $3.9 Billion
   -- Average Monthly Revenue Per Subscriber (ARPU) Grew 8.3% to
       $78.79
-- DIRECTV Latin America Revenues Up 67% to $442 Million

DIRECTV Group Operating Profit Before Depreciation and Amortization
 Increases 12% to $1.0 Billion
-- DIRECTV U.S. Up 11% to $916 Million
-- DIRECTV Latin America Increases 15% to $105 Million

DIRECTV Group Net Subscriber Additions Nearly Double to 401,000
-- DIRECTV U.S. Net Subscriber Additions up 45% to 240,000 Driven by
    Higher Gross Additions of 1,032,000 and Lower Monthly Churn of
    1.61%
-- DIRECTV Latin America Net Subscriber Additions Increase Nearly
    Fourfold to 161,000 Due to Higher Gross Additions of 289,000 and Lower Monthly Churn of 1.41%


    The DIRECTV Group, Inc. (NYSE:DTV) today reported that third quarter revenues increased 18% to $4.33 billion and operating profit before depreciation and amortization(1) increased 12% to $1.00 billion compared to last year's third quarter. The DIRECTV Group reported that third quarter 2007 operating profit of $566 million and net income of $319 million declined 10% and 14%, respectively, compared with last year's third quarter. Earnings per share were $0.27 compared with $0.30 in the same period last year.

    "The headline for the third quarter is that significantly greater sales of high definition (HD) and digital video recorder (DVR) services to higher quality subscribers are having an extremely positive impact on the key operating metrics that drive DIRECTV's value," said Chase Carey, president and CEO of The DIRECTV Group, Inc. "Starting with subscriber demand in the U.S., net subscriber additions were up 45% to 240,000 due to strong gross additions and churn performance. The increase in gross additions to 1,032,000 was fueled by dramatic growth in the demand for advanced services -- over 50% of new subscribers in the quarter signed up for HD and/or DVR services compared to only 28% a year ago. The increased demand for advanced services was also a critical factor behind the large reduction in DIRECTV's monthly churn rate to 1.61% compared to 1.80% last year, representing one of the largest improvements in our history."

    Carey continued, "DIRECTV U.S. also had strong financial performance as revenues in the quarter were up 14% to $3.89 billion and operating profit before depreciation and amortization increased 11% to $916 million. The revenue growth was due to an 8.3% increase in ARPU to $78.79 and strong subscriber growth. This ARPU increase represents DIRECTV's best growth rate in several years and was propelled by the higher service and equipment fees from new HD and DVR customers. Of DIRECTV's total subscriber base, just under 40% now have advanced services compared to less than 30% a year ago. The increase in customers adding advanced services, as well as converting to our newer MPEG-4 HD equipment, resulted in higher upgrade and acquisition costs in the quarter compared to the prior year. As we've highlighted in the past, customers with advanced services generate significantly greater cash flows and superior financial returns."

    Carey added, "Our DIRECTV Latin American businesses also had strong third quarter results. Significantly better gross additions and churn drove a nearly fourfold increase in net subscriber additions to 161,000 in the quarter. In addition, revenues were up 67% to $442 million and operating profit before depreciation and amortization -- excluding a $61 million one-time non-cash gain booked in 2006 -- was over three times greater than last year's results primarily due to the merger with Sky Brazil which was completed in August 2006, as well as strong subscriber growth."

    Carey concluded, "Similar to our third quarter results, we're expecting continued strong operating performance in the coming quarters as we continue to enhance the nation's already-best HD service. We currently offer 74 national HD channels - more than any cable TV provider in the U.S. - and we remain on schedule to offer up to 100 channels around the end of the year. Consumers are passionate about HD and DIRECTV is now the clear choice for any consumer looking for the ultimate HD experience."



                THE DIRECTV GROUP'S OPERATIONAL REVIEW

----------------------------------------------------------------------
The DIRECTV Group                 Three Months         Nine Months
----------------------------------------------------------------------
Dollars in Millions except     Ended September 30, Ended September 30,
 Earnings per Common Share
----------------------------------------------------------------------
                                 2007      2006      2007      2006
----------------------------------------------------------------------

Revenues                       $   4,327 $   3,666 $  12,370 $  10,572
----------------------------------------------------------------------
Operating Profit Before
 Depreciation and
 Amortization(1)                   1,004       895     3,067     2,476
----------------------------------------------------------------------
Operating Profit                     566       629     1,869     1,762
----------------------------------------------------------------------
Net Income                           319       370     1,103     1,064
----------------------------------------------------------------------
Earnings Per Common Share ($)       0.27      0.30      0.91      0.83
----------------------------------------------------------------------
Capital Expenditures and Cash
 Flow
----------------------------------------------------------------------
Cash Paid for DIRECTV U.S.
 Subscriber Leased Equipment -
 Acquisitions, Upgrade and
 Retention                           417       325     1,159       664
----------------------------------------------------------------------
Cash Paid for Property,
 Equipment and Satellites            289       230       893       625
----------------------------------------------------------------------
Cash Flow Before Interest and
 Taxes(2)                            315       393       968       978
----------------------------------------------------------------------
Free Cash Flow(3)                     82       320       592       886
----------------------------------------------------------------------


    Third Quarter Review

    In the third quarter of 2007, The DIRECTV Group's revenues of $4.33 billion increased 18% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as the consolidation of Sky Brazil's financial results subsequent to the merger with DIRECTV Brazil in August 2006.

    The 12% increase in operating profit before depreciation and amortization to $1.00 billion was primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher acquisition and upgrade costs at DIRECTV U.S. mostly due to the increased number of new and existing customers adding HD and DVR services. Operating profit declined 10% to $566 million and net income fell 14% to $319 million compared with the third quarter of last year as the higher operating profit before depreciation and amortization was more than offset by higher depreciation and amortization principally due to increased capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006 and the consolidation of Sky Brazil. Also impacting the comparison was a non-cash pre-tax gain of $61 million associated with the DIRECTV Brazil and Sky Brazil merger in the third quarter of 2006.

    Cash flow before interest and taxes(2) and free cash flow(3) declined to $315 million and $82 million, respectively, primarily due to an increase in capital expenditures. The higher capital expenditures were primarily at DIRECTV U.S. related to an increase in the number of new and existing customers leasing HD and DVR equipment, as well as greater infrastructure costs associated with the rollout of additional HD channels. In addition, free cash flow was impacted by higher tax payments made in the third quarter of 2007. The quarter also included share repurchases of $849 million.

    Year-to-Date Review

    In the first nine months of 2007, The DIRECTV Group's revenues of $12.37 billion increased 17% over the same period in the prior year due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as the consolidation of Sky Brazil's financial results.

    Operating profit before depreciation and amortization in the first nine months of 2007 increased 24% to $3.07 billion due to the higher gross profit associated with the higher revenues and the capitalization of customer equipment under the lease program implemented in March 2006 at DIRECTV U.S., as well as the consolidation of Sky Brazil's results. These improvements were partially offset by higher acquisition and upgrade costs at DIRECTV U.S. primarily related to the increased number of new and existing customers adding HD and DVR services. Also impacting the comparison was a $57 million pre-tax gain recorded in the first quarter of 2006 for the completion of DIRECTV Latin America's Sky Mexico transactions and a pre-tax gain of $61 million associated with the DIRECTV Brazil and Sky Brazil merger in the third quarter of 2006.

    Operating profit of $1.87 billion through September 2007 increased 6% compared with the same period in 2006 as the higher operating profit before depreciation and amortization was partially offset by higher depreciation and amortization resulting primarily from the increased capitalization of customer equipment under the DIRECTV U.S. lease program, as well as the merger with Sky Brazil.

    Net income increased 4% to $1.10 billion in the first nine months of 2007 primarily due to the changes in operating profit discussed above partially offset by higher income tax expense related to the higher pre-tax income.

    Cash flow before interest and taxes was relatively unchanged at $968 million in the first nine months of 2007 as higher operating profit before depreciation and amortization was offset by increased capital expenditures. Capital expenditures were higher primarily at DIRECTV U.S. due to the implementation of the equipment lease program in March 2006, higher costs for the increased number of new and existing customers adding HD and DVR services, and greater infrastructure costs associated with the rollout of additional HD channels. Free cash flow declined to $592 million primarily due to the changes discussed above for cash flow before interest and taxes plus higher tax payments made in the first nine months of 2007. Other uses of cash in the first nine months of 2007 were for share repurchases of $1.55 billion, the purchase of Darlene's interest in DIRECTV Latin America for $325 million and the repayment of $210 million of outstanding debt at Sky Brazil.

    SEGMENT FINANCIAL REVIEW

    DIRECTV U.S. Segment

    Third Quarter Review

    Gross subscriber additions increased to 1,032,000 and average monthly churn declined to 1.61% primarily due to increased sales of HD and DVR services, as well as increased demand through the direct sales channel. In addition, DIRECTV continues to refine its credit policies to focus on attaining higher quality subscribers. As a result, net subscriber additions increased 45% to 240,000 in the quarter bringing the total number of DIRECTV U.S. subscribers as of September 30, 2007 to 16.56 million, an increase of 6% over the 15.68 million subscribers reported on September 30, 2006.



                                  Three Months         Nine Months
DIRECTV U.S.                   Ended September 30, Ended September 30,
                               ---------------------------------------
Dollars in Millions except
 ARPU                             2007      2006      2007      2006
----------------------------------------------------------------------

Revenue                          $ 3,885  $ 3,403    $11,150  $ 9,915
----------------------------------------------------------------------
Average Monthly Revenue per
 Subscriber (ARPU) ($)             78.79    72.74      76.22    71.41
----------------------------------------------------------------------
Operating Profit Before
 Depreciation and
 Amortization(1)                     916      823      2,847    2,345
----------------------------------------------------------------------
Operating Profit                     538      597      1,826    1,734
----------------------------------------------------------------------
Cash Flow Before Interest and
 Taxes(2)                            324      416        974    1,077
----------------------------------------------------------------------
Free Cash Flow(3)                     34      120        248      393
----------------------------------------------------------------------
Subscriber Data (in 000's
 except Churn)
----------------------------------------------------------------------
Gross Subscriber Additions         1,032    1,006      2,861    2,788
----------------------------------------------------------------------
Average Monthly Subscriber
 Churn                              1.61%    1.80%      1.54%    1.62%
----------------------------------------------------------------------
Net Subscriber Additions             240      165        603      545
----------------------------------------------------------------------
Cumulative Subscribers            16,556   15,678     16,556   15,678
----------------------------------------------------------------------


    In the quarter, DIRECTV U.S. revenues increased 14% to $3.89 billion due to strong ARPU growth and the larger subscriber base. ARPU of $78.79 increased 8.3% principally due to programming package price increases, higher HD and DVR equipment, service and lease fees, as well as one additional week of NFL Sunday Ticket(R) revenues in the third quarter of 2007 compared with the same period last year.

    The third quarter 2007 operating profit before depreciation and amortization increased 11% to $916 million primarily due to the gross profit on the higher revenues. This growth was partially offset by higher costs for the increased number of new and existing customers adding HD and DVR services, as well as converting to the newer MPEG-4 HD equipment. Operating profit in the quarter declined 10% to $538 million compared to the same period last year mostly due to increased depreciation expense associated with the capitalization of set-top boxes under the lease program which began in March of 2006.

    DIRECTV Latin America Segment

    In January 2007, The DIRECTV Group purchased Darlene's 14% ownership in DIRECTV Latin America, LLC, for $325 million in cash. As a result, The DIRECTV Group now owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.54 million subscribers as of September 30, 2007.

    Third Quarter Review

    In the third quarter of 2007, DIRECTV Latin America had a nearly fourfold increase in net subscriber additions to 161,000 primarily due to subscriber growth in Brazil, Argentina, Colombia and Venezuela. Also contributing to the net subscriber increase was a decline in aggregate churn to 1.41% in the current quarter primarily due to improved performance in Brazil and Venezuela. The total number of DIRECTV subscribers in Latin America as of September 30, 2007 increased 17% to 3.09 million compared to 2.63 million as of September 30, 2006.



                                  Three Months         Nine Months
DIRECTV Latin America          Ended September 30, Ended September 30,
                               ---------------------------------------
Dollars in Millions except
 ARPU                             2007      2006      2007      2006
----------------------------------------------------------------------

Revenue                            $  442  $  264      $1,220  $  659
----------------------------------------------------------------------
Average Monthly Revenue per
 Subscriber (ARPU) ($)              48.84   41.20       46.98   40.27
----------------------------------------------------------------------
Operating Profit Before
 Depreciation and
 Amortization(1)                      105      91         280     188
----------------------------------------------------------------------
Operating Profit                       46      51         103      82
----------------------------------------------------------------------
Cash Flow Before Interest and
 Taxes(2)                              24      (9)        105     (26)
----------------------------------------------------------------------
Free Cash Flow(3)                       9     (15)         74     (31)
----------------------------------------------------------------------
Subscriber Data (in 000's
 except Churn)
----------------------------------------------------------------------
Gross Subscriber Additions            289     132         753     422
----------------------------------------------------------------------
Average Monthly Subscriber
 Churn                               1.41%   1.55%       1.43%   1.53%
----------------------------------------------------------------------
Net Subscriber Additions(4)
 (000's)                              161      33         390     172
----------------------------------------------------------------------
Cumulative Subscribers(4)
 (000's)                            3,092   2,634       3,092   2,634
----------------------------------------------------------------------


    Revenues for DIRECTV Latin America increased 67% to $442 million in the quarter principally due to the Sky Brazil merger including significantly higher ARPU and favorable exchange rates, as well as continued subscriber and ARPU growth at PanAmericana. Excluding a $61 million pre-tax gain in the third quarter of 2006 related to the DIRECTV Brazil and Sky Brazil merger, DIRECTV Latin America's third quarter 2007 operating profit before depreciation and amortization of $105 million was over three times greater than last year's results primarily due to the merger benefits and the gross profit generated from the higher revenues throughout the region. In addition, DIRECTV Latin America's operating profit of $46 million was impacted by higher depreciation and amortization expense primarily related to the tangible and intangible assets recorded as part of the Sky Brazil and Darlene transactions.

    CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's third quarter 2007 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today, November 7, 2007 and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available by dialing (973) 582-2751. The confirmation code is 9363702.

    FOOTNOTES

    (1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2006 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

    (2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows and adding back net interest paid and "Cash paid for income taxes". This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions", and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (4) DIRECTV Latin America net and cumulative subscribers exclude subscribers of the Sky Mexico service. Cumulative subscriber totals include the impact of 869,000 subscribers acquired through the merger with Sky Brazil in the third quarter of 2006 and the sale of 9,000 subscribers in Central America to Sky Mexico in the third quarter of 2007.

    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

    The DIRECTV Group (NYSE:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 16.5 million customers in the United States and over 4.6 million customers in Latin America.



THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  ------------------ -----------------

Revenues                             $4,327  $3,666  $12,370  $10,572
----------------------------------------------------------------------

Operating costs and expenses
   Costs of revenues, exclusive
    of depreciation and
    amortization expense
      Broadcast programming and
       other                          1,829   1,522    5,124    4,305
      Subscriber service expenses       317     302      925      817
      Broadcast operations
       expenses                          83      62      239      208
   Selling, general and
    administrative expenses,
    exclusive of depreciation and
    amortization expense
      Subscriber acquisition
       costs                            547     455    1,514    1,464
      Upgrade and retention costs       272     210      703      651
      General and administrative
       expenses                         275     281      798      769
   Gain on disposition of
    businesses                            -     (61)       -     (118)
   Depreciation and amortization
    expense                             438     266    1,198      714
----------------------------------------------------------------------
Total operating costs and
 expenses                             3,761   3,037   10,501    8,810
----------------------------------------------------------------------

Operating profit                        566     629    1,869    1,762

Interest income                          25      28       96      108
Interest expense                        (61)    (64)    (176)    (179)
Other, net                               10      12       27       32
----------------------------------------------------------------------

Income from continuing operations
 before income taxes and minority
 interest                               540     605    1,816    1,723

Income tax expense                     (220)   (228)    (723)    (646)
Minority interests in net
 earnings of subsidiaries                (1)     (7)      (7)     (13)
----------------------------------------------------------------------

Income from continuing operations       319     370    1,086    1,064

Income from discontinued
 operations, net of taxes                 -       -       17        -
----------------------------------------------------------------------

Net income                           $  319  $  370  $ 1,103  $ 1,064
======================================================================

Basic and diluted earnings per
 common share:
Income from continuing operations    $ 0.27  $ 0.30  $  0.90  $  0.83
Income from discontinued
 operations, net of taxes                 -       -     0.01        -
----------------------------------------------------------------------
Earnings per common share            $ 0.27  $ 0.30  $  0.91  $  0.83
======================================================================

Weighted average number of common
 shares outstanding (in millions)
   Basic                              1,182   1,221    1,209    1,274
   Diluted                            1,190   1,228    1,217    1,281




THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                            September 30, December 31,
ASSETS                                          2007          2006
----------------------------------------------------------------------
Current assets
Cash and cash equivalents                         $ 1,191      $ 2,499
Short-term investments                                 10          170
Accounts receivable, net of allowances of
 $51 and $46                                        1,414        1,345
Inventories                                           204          148
Deferred income taxes                                  58          166
Prepaid expenses and other                            318          228
----------------------------------------------------------------------

Total current assets                                3,195        4,556
Satellites, net                                     2,037        2,008
Property and equipment, net                         3,553        2,445
Goodwill                                            3,680        3,515
Intangible assets, net                              1,697        1,811
Investments and other assets                          815          806
----------------------------------------------------------------------

Total assets                                      $14,977      $15,141
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Current liabilities
Accounts payable and accrued liabilities          $ 2,771      $ 2,816
Unearned subscriber revenue and deferred
 credits                                              475          286
Short-term borrowings and current portion
 of long-term debt                                     35          220
----------------------------------------------------------------------

Total current liabilities                           3,281        3,322
Long-term debt                                      3,362        3,395
Deferred income taxes                                 611          315
Other liabilities and deferred credits              1,348        1,366
Commitments and contingencies
Minority interests                                      7           62
Stockholders' equity                                6,368        6,681
----------------------------------------------------------------------

Total liabilities and stockholders' equity        $14,977      $15,141
======================================================================




THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                       2007     2006
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net income                                           $ 1,103  $ 1,064
Income from discontinued operations, net of taxes        (17)       -
                                                     -------- --------
Income from continuing operations                      1,086    1,064
Adjustments to reconcile income from continuing
 operations to net cash provided by operating
 activities:
   Depreciation and amortization                       1,198      714
   Gain on disposition of businesses                       -     (118)
   Net gain from sale of investments                       -      (14)
   Share-based compensation expense                       36       33
   Equity in earnings from unconsolidated affiliates     (27)     (18)
   Loss on disposal of fixed assets                        8       18
   Deferred income taxes and other                       377      579
Change in other operating assets and liabilities
   Accounts receivable, net                              (38)     (90)
   Inventories                                           (56)     119
   Prepaid expenses and other                            (97)     (33)
   Accounts payable and accrued liabilities               (2)    (223)
   Unearned subscriber revenue and deferred credits      193      136
   Other, net                                            (34)       8
----------------------------------------------------------------------
Net cash provided by operating activities              2,644    2,175
----------------------------------------------------------------------
Cash Flows From Investing Activities
Purchase of short-term investments                      (588)  (1,963)
Sale of short-term investments                           748    2,413
Cash paid for property and equipment                  (1,903)  (1,116)
Cash paid for satellites                                (149)    (173)
Investment in companies, net of cash acquired           (339)    (382)
Proceeds from sale of investments                          -      182
Proceeds from collection of notes receivable               -      142
Proceeds from sale of property                             9        -
Other, net                                                39      (31)
----------------------------------------------------------------------
Net cash used in investing activities                 (2,183)    (928)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Common shares repurchased and retired                 (1,546)  (2,947)
Repayment of debt                                       (218)      (5)
Net increase (decrease) in short-term borrowings           2       (2)
Repayment of other long-term obligations                 (97)     (72)
Stock options exercised                                   84      115
Excess tax benefit from share-based compensation           6        2
----------------------------------------------------------------------
Net cash used in financing activities                 (1,769)  (2,909)
----------------------------------------------------------------------
Net decrease in cash and cash equivalents             (1,308)  (1,662)
Cash and cash equivalents at beginning of the period   2,499    3,701
----------------------------------------------------------------------
Cash and cash equivalents at the end of the period   $ 1,191  $ 2,039
----------------------------------------------------------------------

Supplemental Cash Flow Information
Cash paid for interest                               $   176  $   180
Cash paid for income taxes                               296       20




THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

                                      Three Months      Nine Months
                                           Ended            Ended
                                      September 30,    September 30,
                                      --------------  ----------------
                                       2007    2006    2007     2006
----------------------------------------------------------------------
DIRECTV U.S.
Revenues                             $3,885  $3,403  $11,150  $ 9,915
Operating profit before depreciation
 and amortization(1)                    916     823    2,847    2,345
Operating profit before depreciation
 and amortization margin(1)            23.6%   24.2%    25.5%    23.7%
Operating profit                     $  538  $  597  $ 1,826  $ 1,734
Operating profit margin                13.8%   17.5%    16.4%    17.5%
Depreciation and amortization        $  378  $  226  $ 1,021  $   611
Capital expenditures(2)                 612     513    1,776    1,156

----------------------------------------------------------------------
DIRECTV LATIN AMERICA
Revenues                             $  442  $  264  $ 1,220  $   659
Operating profit before depreciation
 and amortization(1)(3)                 105      91      280      188
Operating profit before depreciation
 and amortization margin(1)(3)         23.8%   34.5%    23.0%    28.5%
Operating profit(3)                  $   46  $   51  $   103  $    82
Operating profit margin(3)             10.4%   19.3%     8.4%    12.4%
Depreciation and amortization        $   59  $   40  $   177  $   106
Capital expenditures(2)                  96      53      237      123

----------------------------------------------------------------------
CORPORATE and OTHER
Revenues                             $    -  $   (1) $     -  $    (2)
Operating loss before depreciation
 and amortization(1)                    (17)    (19)     (60)     (57)
Operating loss                          (18)    (19)     (60)     (54)
Depreciation and amortization             1       -        -       (3)
Capital expenditures(2)                   1       -       30        -

----------------------------------------------------------------------
TOTAL
Revenues                             $4,327  $3,666  $12,370  $10,572
Operating profit before depreciation
 and amortization(1)(3)               1,004     895    3,067    2,476
Operating profit before depreciation
 and amortization margin(1)(3)         23.2%   24.4%    24.8%    23.4%
Operating profit(3)                  $  566  $  629  $ 1,869  $ 1,762
Operating profit margin(3)             13.1%   17.2%    15.1%    16.7%
Depreciation and amortization        $  438  $  266  $ 1,198  $   714
Capital expenditures(2)                 709     566    2,043    1,279




(1) See footnote 1 above.
(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.
(3) Includes a $61 million gain recorded in the third quarter of 2006 for the Sky Brazil transaction and $118 million of gains recorded in the nine months ended September 30, 2006, including the $57 million gain for the Sky Mexico transaction and the $61 million gain for the Sky Brazil transaction.




DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

                                       Three Months     Nine Months
                                           Ended            Ended
                                       September 30,   September 30,
                                      --------------- ----------------
                                       2007    2006     2007    2006
                                      --------------- ----------------

Revenues                              $3,885  $3,403  $11,150  $9,915
----------------------------------------------------------------------

Operating costs and expenses
   Costs of revenues, exclusive of
    depreciation and amortization
    expense
      Broadcast programming and other  1,657   1,417    4,653   4,063
      Subscriber service expenses        291     286      852     778
      Broadcast operations expenses       56      44      161     132
   Selling, general and
    administrative expenses,
    exclusive of depreciation and
    amortization expense
      Subscriber acquisition costs       498     432    1,377   1,401
      Upgrade and retention costs        268     208      691     645
      General and administrative
       expenses                          199     193      569     551
   Depreciation and amortization
    expense                              378     226    1,021     611
----------------------------------------------------------------------
Total operating costs and expenses     3,347   2,806    9,324   8,181
----------------------------------------------------------------------

Operating profit                         538     597    1,826   1,734

Interest income                           16      17       60      49
Interest expense                         (56)    (53)    (162)   (163)
Other, net                                 1       -        -      (2)
----------------------------------------------------------------------

Income before income taxes               499     561    1,724   1,618

Income tax expense                      (198)   (214)    (682)   (618)
----------------------------------------------------------------------

Net income                            $  301  $  347  $ 1,042  $1,000
======================================================================




DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                            September 30, December 31,
ASSETS                                          2007          2006
----------------------------------------------------------------------
Current assets
Cash and cash equivalents                         $   843      $ 1,356
Accounts receivable, net of allowances of
 $38 and $39                                        1,288        1,267
Inventories                                           198          140
Prepaid expenses and other                            225          146
----------------------------------------------------------------------

Total current assets                                2,554        2,909
Satellites, net                                     2,038        2,000
Property and equipment, net                         3,008        2,026
Goodwill                                            3,032        3,032
Intangible Assets, net                              1,311        1,546
Other assets                                          215          174
----------------------------------------------------------------------

Total assets                                      $12,158      $11,687
======================================================================

LIABILITIES AND OWNER'S EQUITY
----------------------------------------------------------------------
Current liabilities
Accounts payable and accrued liabilities          $ 2,262      $ 2,402
Unearned subscriber revenue and deferred
 credits                                              443          259
Current portion of long-term debt                      35           10
----------------------------------------------------------------------

Total current liabilities                           2,740        2,671
Long-term debt                                      3,362        3,395
Deferred income taxes                                 318          240
Other liabilities and deferred credits                977          993
Commitments and contingencies
Owner's equity                                      4,761        4,388
----------------------------------------------------------------------

Total liabilities and owner's equity              $12,158      $11,687
======================================================================




DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                       2007     2006
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                           $ 1,042  $ 1,000
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization expense            1,021      611
      Share-based compensation expense                    30       28
      Amortization of debt issuance costs                  4        4
      Deferred income taxes and other                     89      167
   Change in other operating assets and liabilities
      Accounts receivable, net                           (21)     (82)
      Inventories                                        (58)     118
      Prepaid expenses and other                         (68)     (74)
      Other assets                                       (30)     (24)
      Accounts payable and accrued liabilities          (136)    (377)
      Unearned subscriber revenue and deferred
       credits                                           183      134
      Other liabilities and deferred credits             (24)      55
----------------------------------------------------------------------
Net cash provided by operating activities              2,032    1,560
----------------------------------------------------------------------
Cash Flows From Investing Activities
Cash paid for property and equipment                    (476)    (330)
Cash paid for subscriber leased equipment -
 subscriber acquisitions                                (580)    (403)
Cash paid for subscriber leased equipment - upgrade
 and retention                                          (579)    (261)
Cash paid for satellites                                (149)    (173)
Other                                                     (3)      (2)
----------------------------------------------------------------------
Net cash used in investing activities                 (1,787)  (1,169)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Repayment of long-term debt                               (8)      (5)
Repayment of other long-term obligations                 (54)     (50)
Cash dividends to Parent                                (700)    (300)
Excess tax benefit from share-based compensation           4        2
----------------------------------------------------------------------
Net cash used in financing activities                   (758)    (353)
----------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents    (513)      38
Cash and cash equivalents at beginning of the period   1,356    1,165
----------------------------------------------------------------------
Cash and cash equivalents at end of the period       $   843  $ 1,203
======================================================================

Supplemental Cash Flow Information
Cash paid for interest                               $   162  $   165
Cash paid for income taxes                               624      568




Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)




                          The DIRECTV Group
----------------------------------------------------------------------
     Reconciliation of Operating Profit Before Depreciation and
                  Amortization to Operating Profit(a)
----------------------------------------------------------------------
                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------  -------- -------- --------
                                         (Dollars in Millions)

Operating Profit Before
 Depreciation and Amortization    $  1,004   $   895 $  3,067 $  2,476
Subtract: Depreciation and
 amortization expense                  438       266    1,198      714
                                  ------------------ -----------------
Operating Profit                  $    566   $   629 $  1,869 $  1,762
                                  ================== =================




(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. This Form 10-Q is expected to be filed with the SEC in November 2007.
----------------------------------------------------------------------




                          The DIRECTV Group
----------------------------------------------------------------------
Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
         Flow(3) to Net Cash Provided by Operating Activities

----------------------------------------------------------------------
                                       Three Months     Nine Months
                                            Ended           Ended
                                       September 30,    September 30,
                                      ---------------- ---------------
                                        2007    2006    2007    2006
                                      -------- ------- ------- -------
                                           (Dollars in Millions)

Cash Flow Before Interest and Taxes   $   315  $  393  $  968  $  978
Adjustments:
   Cash paid for interest                 (63)    (66)   (176)   (180)
   Interest income                         25      28      96     108
   Income taxes paid                     (195)    (35)   (296)    (20)
------------------------------------------------------ ---------------
Subtotal - Free Cash Flow                  82     320     592     886
Add Cash Paid For:
   Property and equipment                 669     487   1,903   1,116
   Satellites                              37      68     149     173
                                      ---------------- ---------------
Net Cash Provided by Operating
 Activities                           $   788  $  875  $2,644  $2,175
                                      ================ ===============




                        DIRECTV Latin America
----------------------------------------------------------------------
Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
         Flow(3) to Net Cash Provided by Operating Activities

----------------------------------------------------------------------
                                           Three Months  Nine Months
                                               Ended         Ended
                                           September 30, September 30,
                                           ------------- -------------
                                            2007   2006   2007   2006
                                           ------- ----- ------ ------
                                              (Dollars in Millions)

Cash Flow Before Interest and Taxes          $ 24   ($9)  $105   ($26)
Adjustments:
   Cash paid for interest                      (7)   (1)   (21)    (4)
   Interest income                              5     3     14     11
   Income taxes paid                          (13)   (8)   (24)   (12)
-------------------------------------------------------- -------------
Subtotal - Free Cash Flow                       9   (15)    74    (31)
Add Cash Paid For:
   Property and equipment                      96    53    237    123
                                           ------------- -------------
Net Cash Provided by Operating Activities    $105  $ 38   $311  $  92
                                           ============= =============




(2) and (3) - See footnotes above in this earnings release.




DIRECTV HOLDINGS LLC
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

----------------------------------------------------------------------
       Reconciliation of Pre-SAC Margin(a) to Operating Profit
----------------------------------------------------------------------
                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2007    2006    2007    2006
                                       ------- ------- ------- -------
                                            (Dollars in Millions)

Operating Profit                       $  538  $  597  $1,826  $1,734
Adjustments:
   Subscriber acquisition costs
    (expensed)                            498     432   1,377   1,401
   Depreciation and amortization
    expense                               378     226   1,021     611
   Cash paid for subscriber leased
    equipment - upgrade and retention    (197)   (121)   (579)   (261)
                                       -------------------------------
Pre-SAC margin(a)                      $1,217  $1,134  $3,645  $3,485
                                       ===============================
Pre-SAC margin as a percentage of
 revenue(a)                              31.3%   33.3%   32.7%   35.1%


----------------------------------------------------------------------
Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
                              Flow(3) to
              Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2007    2006    2007    2006
                                       ------- ------- ------- -------
                                            (Dollars in Millions)

Cash Flow Before Interest and Taxes    $  324  $  416  $  974  $1,077
Adjustments:
   Cash paid for interest                 (58)    (57)   (162)   (165)
   Interest income                         16      17      60      49
   Income taxes paid                     (248)   (256)   (624)   (568)
------------------------------------------------------ ---------------
Subtotal - Free Cash Flow                  34     120     248     393
Add Cash Paid For:
   Property and equipment                 154     111     476     330
   Subscriber leased equipment -
    subscriber acquisitions               220     204     580     403
   Subscriber leased equipment -
    upgrade and retention                 197     121     579     261
   Satellites                              37      68     149     173
                                       --------------- ---------------
Net Cash Provided by Operating
 Activities                            $  642  $  624  $2,032  $1,560
                                       =============== ===============

(2) and (3) - See footnotes above in this earnings release.
----------------------------------------------------------------------




(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.
----------------------------------------------------------------------



                           SAC Calculation
----------------------------------------------------------------------
                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------
                                   (Dollars in Millions, Except SAC
                                                Amounts)

Subscriber acquisition costs
 (expensed)                         $   498   $  432  $ 1,377 $  1,401
Cash paid for subscriber leased
 equipment - subscriber
 acquisitions                           220      204      580      403
                                  ------------------------------------
Total acquisition costs             $   718   $  636  $ 1,957 $  1,804
                                  ====================================
Gross subscriber additions (000's)    1,032    1,006    2,861    2,788
Average subscriber acquisition
 costs-per subscriber (SAC)         $   696   $  632  $   684 $    647




    CONTACT: The DIRECTV Group, Inc.
             Media Contact:
             Darris Gringeri
             (212) 462-5136
             or
             Investor Relations:
             (212) 462-5200